UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 4, 2007
NxSTAGE MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-51567 (Commission File Number)	04-3454702 (I.R.S. Employer Identification No.)

439 South Union Street, 5th Floor Lawrence, MA (Address of principal executive offices)	01843 (Zip Code)
(978) 687-4700
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.
Stock Purchase Agreement
     On June 4, 2007, NxStage Medical, Inc. (“NxStage”) entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with David S. Utterberg, pursuant to which NxStage has agreed to purchase (the “Stock Purchase”) (i) the issued and outstanding shares of Medisystems Services Corporation, a Nevada corporation (“MDS”), Medisystems Corporation, a Washington corporation (“MDC”), and Medisystems Europe S.p.A., a company organized under the laws of Italy (“MDS Italy”), and (ii) the issued and outstanding equity participation of Medimexico s. de R.L. de C.V., a company organized under the laws of Mexico (“MDS Mexico” and together with MDS, MDC and MDS Italy, the “MDS Entities”). Mr. Utterberg is a director of NxStage and currently owns approximately 7.2% of NxStage’s outstanding common stock. Under the terms and conditions of the Stock Purchase Agreement, NxStage will issue, and Mr. Utterberg will receive, 6,500,000 shares of NxStage common stock (the “Shares”) as consideration for the Stock Purchase. Following the consummation of the Stock Purchase, Mr. Utterberg will own approximately 23.4% of the outstanding common stock of NxStage and will continue to be a director of NxStage. In addition, the Stock Purchase Agreement provides that, if Mr. Utterberg is no longer a director of NxStage, the NxStage Board of Directors (the “Board”) will nominate for election to the Board any director nominee proposed by Mr. Utterberg, subject to certain conditions.
     Consummation of the Stock Purchase is subject to customary closing conditions, including any regulatory approvals that may be necessary and approval by the stockholders of NxStage. The Stock Purchase Agreement contains certain termination rights for both NxStage and Mr. Utterberg, and further provides that, upon a termination of the Stock Purchase Agreement under specified circumstances, NxStage may be required to reimburse up to an aggregate of $600,000 in reasonable expenses incurred by Mr. Utterberg and/or the MDS Entities.
     The Stock Purchase Agreement and Consulting Agreement (described below) require Mr. Utterberg and NxStage to indemnify each other in the event of certain breaches and failures under such agreements. Each party’s aggregate indemnification liability is limited to a maximum amount equal to 50% of the value of the Shares, measured as of the consummation of the Stock Purchase, minus $1,250,000. The agreements further provide that any amounts payable by either party in connection with any such indemnification claim be paid by delivery of additional shares of NxStage common stock (the “Indemnification Shares”), valued at the time of payment. However, NxStage will not be required to issue Indemnification Shares that in the aggregate would exceed 20% of the then outstanding shares of NxStage common stock without stockholder approval. Any Indemnification Shares issued by NxStage will not be registered under the Securities Act of 1933.
License Agreement
     In connection with the Stock Purchase, NxStage will acquire rights under a License Agreement between MDS and DSU Medical Corporation, a Nevada corporation, wholly-owned by Mr. Utterberg (“DSU”). Under this Agreement, MDS has an exclusive, irrevocable, sublicensable, royalty-free, fully paid license to certain DSU patents (the “Licensed Patents”). The Licensed Patents fall into two categories, those patents that are used exclusively by the MDS Entities (the “Class A Patents”) and those patents not used exclusively by the MDS Entities (the

“Class B Patents”). Pursuant to the terms of the License Agreement, MDS has a license to (1) the Class A Patents, to practice in all fields for any purpose and (2) the Class B Patents, solely with respect to certain defined products for use in the treatment of Extracorporeal Fluid Treatments and/or Renal Insufficiency Treatments (the “Field”). The License Agreement further provides that MDS’ rights under the agreement are qualified by certain sublicenses previously granted to third parties. NxStage has agreed that Mr. Utterberg will retain the right to the royalty income under one of these sublicenses.
Consulting Agreement
     As a condition to the parties’ obligations to consummate the Stock Purchase, Mr. Utterberg and DSU will enter into a consulting agreement with NxStage (the “Consulting Agreement”) pursuant to which Mr. Utterberg and DSU will provide consulting, advisory and related services to NxStage for a period of two years following the consummation of the Stock Purchase (the “Term”). In addition, under the terms of the Consulting Agreement, Mr. Utterberg and DSU will agree during the Term not to compete with NxStage in the Inventing Field (as defined in the Consulting Agreement) and not to encourage or solicit any employees, customers or suppliers of NxStage to alter its relationship with NxStage. The Consulting Agreement will further provide that (1) Mr. Utterberg and DSU will assign to NxStage certain inventions and proprietary rights received by him/it during the Term and (2) NxStage will grant to Mr. Utterberg and DSU an exclusive, worldwide, perpetual, royalty-free irrevocable, sublicensable, fully paid license under such assigned inventions and proprietary rights for any purpose outside the Inventing Field. Under the terms of the Consulting Agreement, Mr. Utterberg and DSU will receive an aggregate of $200,000 per year, plus expenses, in full consideration for the services and other obligations provided for under the terms of the Consulting Agreement.
     Mr. Utterberg is a director of NxStage and currently holds approximately 7.2% of NxStage’s outstanding common stock. Consistent with NxStage’s Audit Committee Charter and Related Person Transaction Policy, the Stock Purchase Agreement and Consulting Agreement were each approved by NxStage’s Audit Committee and full Board. The Audit Committee and the full Board also reviewed in detail the License Agreement, which is a material contract of MDS.
Item 3.02.   Unregistered Sales of Equity Securities
     The information set forth above under Item 1.01 with respect to NxStage’s possible issuance of Indemnification Shares is incorporated herein by reference.
     Any Indemnification Shares issued by NxStage will be issued in reliance on the exemption from the registration provisions of Section 4(2) of the Securities Act of 1933, as amended, relating to sales by an issuer not involving a public offering.
Item 8.01   Other Events
On June 4, 2007, NxStage issued a press release announcing the signing of the Stock Purchase Agreement relating to the Stock Purchase and the acquisition of the MDS entities as more fully described in Item 1.01 of this Current Report on Form 8-K. A copy of the Press Release is attached as Exhibit 99.1 to this Current Report.
Item 9.01   Financial Statements and Exhibits
     (d)   Exhibits
             99.1.      Press Release dated June 4, 2007.
Safe Harbor For Forward-Looking Statements
     Statements in this document regarding the proposed transaction between NxStage and Mr. Utterberg and the related agreements, the number of shares of NxStage common stock to be issued to Mr. Utterberg in connection with any indemnification claim and any other statements about NxStage managements’ future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” estimates and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the ability to consummate the transaction, risks related to growth in home or more frequent hemodialysis, market acceptance and demand for NxStage’s products and the other factors described in NxStage’s Annual Reports on Form 10-K for the year ended December 31, 2006 and their most recent quarterly report filed with the SEC. NxStage disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this document.
Additional Information about the Stock Purchase and Where to Find It
     In connection with the proposed transaction described above, NxStage intends to file a registration statement that contains a proxy statement/prospectus with the Securities and Exchange Commission (the “SEC”). Investors and securityholders of NxStage are urged to read the proxy statement/prospectus (including any amendments or supplements to the proxy statement/prospectus) regarding the proposed transaction when it becomes available because it will contain important information about NxStage. the MDS Entities, David Utterberg and the proposed transaction.
     NxStage stockholders will be able to obtain a copy of the proxy statement/prospectus, as well as other filings containing information about NxStage, without charge, at the SEC’s Internet site (www.sec.gov). Copies of the proxy statement/prospectus, and the SEC filings that will be incorporated by reference in the proxy statement/prospectus, can also be obtained, without charge, by directing a request to NxStage Medical, Inc., 439 South Union Street, Fifth Floor, Lawrence, Massachusetts 01843 Attention: Investor Relations; telephone (978) 687-4700.
Participants in the Solicitation
     NxStage, and its respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding NxStage’s directors and executive officers is contained in NxStage’s Form 10-K for the year ended December 31, 2006 filed with the SEC on March 16, 2007 and its most recent annual meeting proxy statement filed with the SEC on April 30, 2007. These documents are available free of charge as described above. Mr. Utterberg is a director of NxStage and currently owns approximately 7.2% of NxStage’s outstanding common stock. Please see the disclosure above relating to Mr. Utterberg’s interest in this proposed transaction. Information regarding the special interests of NxStage’s directors and officers in the proposed transaction will also be included in the proxy statement/prospectus referred to above.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

NxStage Medical, Inc.
Date: June 4, 2007	By:	/s/ Jeffrey H. Burbank
Jeffrey H. Burbank
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated June 4, 2007.